                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                ___________

                                 FORM 8-K
                             (CURRENT REPORT)

                                ___________

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                     DATE OF REPORT: NOVEMBER 10, 1998
                     (DATE OF EARLIEST EVENT REPORTED)


                      COMMISSION FILE NUMBER: 1-7293

                               ___________

                       TENET HEALTHCARE CORPORATION

            (Exact name of Registrant as specified in its charter)

         NEVADA                                            95-2557091
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification No.)

          3820 STATE STREET
      SANTA BARBARA, CALIFORNIA                                 93105
(Address of principal executive offices)                     (Zip Code)



                          AREA CODE (805) 563-7000

               (Registrant's telephone number, including area code)


                                      N/A

           (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

ACQUISITION OF ASSETS

     On November 10, 1998, subsidiaries of Tenet Healthcare Corporation, a Nevada corporation (the "Company"), purchased for cash eight general hospitals, approximately 150 physician practices and other related facilities (the "Acquired Operations") in the Philadelphia, Pennsylvania, area from the Allegheny Health Education and Research Foundation ("AHERF"). The Acquired Operations were purchased by the Company's subsidiaries out of bankruptcy through a bidding process conducted pursuant to an order of sale issued by the United States Bankruptcy Court for the Western District of Pennsylvania.

     The purchase price for the Acquired Operations was approximately $345 million (excluding the effect of certain working capital and other adjustments), which the Company borrowed under its existing $2.8 billion bank credit facility. As of November 20, 1998, the Company's unused borrowing capacity under its $2.8 billion bank credit facility was $725 million. The acquisition of the Acquired Operations is being accounted for as a purchase.

     Also included in the bankruptcy estate were the assets comprising the MCP Hahnemann University of the Health Sciences (formerly known as Allegheny University of the Health Sciences) (the "University"), which now is owned by a not-for-profit entity and is managed by Drexel University. In connection with the bankruptcy proceedings, (1) AHERF's creditors agreed that $60 million of the purchase price would be directed to the University, (2) the Company made a contribution of $30 million (which is not included in the $345 purchase price referred to above) to the University for working capital purposes and (3) the Company entered into a long-term Academic Affiliation Agreement with the University, pursuant to which (a) three of the eight hospitals acquired by the Company will serve as teaching hospitals for the University, and (b) the Company will pay the University $33 million in each of the next two years in consideration for the University providing supervision and training of medical residents at, and providing other support for, the three teaching hospitals.

BACKGROUND OF THE ACQUISITION

     The Company believes that there were several factors that led AHERF to file for bankruptcy with respect to the Acquired Operations and the University. The factors affecting the Acquired Operations include, in no particular order, (1) the large overhead expenses incurred to operate the Acquired Operations, (2) unfavorable (a) managed care contracts, including capitated contracts under which AHERF agreed to meet the health care needs of those covered in exchange for a fixed fee per covered person per month, (b) service and supply contracts, (c) leases, and (d) employment contracts with physicians and (3) an unfavorable operating structure.

     The Company has taken and is taking various actions to address those factors. The steps taken or being taken by the Company include (1) reducing the overhead expenses incurred to operate the Acquired Operations, (2) terminating through the bankruptcy proceedings unfavorable (a) managed care contracts, (b) service and supply contracts, (c) leases, and (d) employment contracts with physicians, and (3) putting in place a more favorable operating structure.

RISKS ASSOCIATED WITH THE ACQUISITION

     Although the Company has taken steps to address each of the foregoing factors, substantial risks continue to exist with respect to the Company's operation of the Acquired Operations. For example, as a result of the uncertainty facing the Acquired Operations throughout the bankruptcy process, physicians, including those on the faculty of the University, began referring their patients to other hospitals, which led to a substantial reduction in the number of patients served by the eight hospitals that are part of the Acquired Operations. There can be no assurance that physicians will reverse that trend and resume referring their patients to the eight hospitals. Furthermore, while the Company has entered into new managed care contracts to replace some of the unfavorable managed care contracts that have been or will be terminated in the bankruptcy proceedings, there can be no assurance that the Company will be able to enter into additional managed care contracts. A substantial portion of the Philadelphia area population is covered by managed care contracts. If the Company is unable to negotiate additional contracts with managed care providers, patients whose care is covered by those managed care providers may be referred to competing hospitals. Even if the Company is able to negotiate additional contracts with managed care providers, the terms of those contracts, as well as the contracts already entered into, may end up being unfavorable to the Company. Finally, the Philadelphia area has an excess capacity of hospital beds. Since the supply of hospital beds exceeds the demand for such beds, the Company may not be successful in attracting patients or may have to spend more money on capital improvements and other goods and services than it otherwise had planned to spend in order to attract patients.

     Other operational risks also exist. It is often the case that non-essential maintenance is deferred by entities that are in bankruptcy. As the Company begins operating the Acquired Operations, it may discover that the capital needed to operate the Acquired Operations to the Company's standards is greater than had been contemplated when the Company formulated its bid for the Acquired Operations. The Company also may be faced with the need to make certain staffing adjustments, as employees of a bankrupt entity often choose to seek employment elsewhere. There can be no assurance that the Company will be able to locate essential personnel without paying salaries or providing benefits that are greater than the Company had anticipated when formulating its bid. The Company also faces the considerable task of bringing the operating and financial reporting systems of the Acquired Operations into compliance with the rest of the Company's operating and financial reporting systems. That task could prove to be more time-consuming and costly than originally had been anticipated.

     As noted above, the Acquired Operations include approximately 150 physician practices. Returning those practices to profitability presents the Company with additional challenges. As part of the bankruptcy proceedings, the employment contracts of each of the 150 physicians were rejected and therefore terminated. Over the next approximately 120 days the Company will attempt to negotiate new contracts with those physicians. The Company cannot predict at this time the number of physicians with whom it will be able to negotiate new contracts or whether any new contracts it does negotiate will be on terms favorable to the Company.

     If the Company is unable to favorably address the substantial risks with respect to the Acquired Operations, the Company's business, financial condition or results of operations could be materially adversely affected.

LACK OF AUDITED FINANCIAL STATEMENTS

     Another area of concern for the Company is the state of the unaudited consolidated financial statements for the Acquired Operations. AHERF operates on a June 30 fiscal year. AHERF's fiscal year 1997 financial statements had been audited, but AHERF'S independent accountants have withdrawn their audit report covering those consolidated financial statements. Furthermore, AHERF has announced that it expects to restate its unaudited consolidated financial statements, which include the Acquired Operations and their related operations, for the year ended June 30, 1997.
In July 1998, AHERF filed for bankruptcy protection with respect to the Acquired Operations and the University. AHERF has not made public any fiscal year 1998 consolidated financial statements. Although unaudited combined financial statements for the Acquired Operations are available for fiscal years 1997 and 1998, AHERF'S announcement that it expects to restate its 1997 unaudited consolidated financial statements and other factors cast doubt on the reliability of those unaudited combined financial statements, including with respect to the assets and revenues of the Acquired Operations.

UNAUDITED FINANCIAL INFORMATION

     Based on the unaudited financial information currently available to the Company concerning the Acquired Operations (which, as explained above, may not be reliable and accordingly, the Company makes no representation as to their accuracy), the table below sets forth the Company's investments in and advances to the Acquired Operations, the total assets of the Acquired Operations and the net operating revenues of the Acquired Operations, all expressed in millions of dollars and as percentages of the Company's consolidated total assets as of the end of the Company's most recent fiscal year, which was May 31, 1998, or net operating revenues for the fiscal year then ended.



                                                                                   AMOUNTS SHOWN AS
                                                                                   PERCENTAGES OF THE
                                                                                 COMPANY'S CONSOLIDATED
                                                                                  (a) TOTAL ASSETS OR
                                                                    AMOUNT         (b) NET OPERATING
MEASURE OF SIGNIFICANCE                                          (IN MILLIONS)          REVENUES
---------------------------------------------------------------------------------------------------------

Investments in and advances to the Acquired Operations (1)            $345                (a)  2.7%
---------------------------------------------------------------------------------------------------------

Unaudited total assets of the Acquired Operations (2)                 $843                (a)  6.6%
---------------------------------------------------------------------------------------------------------

Unaudited net operating revenues of the Acquired Operations (3)     $1,127                (b) 11.4%
---------------------------------------------------------------------------------------------------------


  (1) Investments in and advances to the Acquired Operations represent the purchase price for the Acquired Operations.

  (2) Unaudited total assets of the Acquired Operations are as of June 30, 1998.

  (3) Unaudited net operating revenues of the Acquired Operations are for the fiscal year ended June 30, 1998.

FORWARD LOOKING STATEMENTS

     Certain statements contained in this Form 8-K, including, without limitation, statements containing the words "believes, anticipates, expects, intends, will, may, and might" and words of similar import and statements regarding our business strategy and plans, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and involve known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control, that may cause our actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, both nationally and regionally; industry capacity; demographic changes; existing laws and government regulations and changes in, or the failure to comply with, laws and governmental regulations; legislative proposals for healthcare reform; the ability to enter into managed care provider arrangements on acceptable terms; shifts from fee-for-service payments to capitated and other risk-based payment systems; changes in Medicare and Medicaid payment levels; liability and other claims asserted against us; competition; the loss of any significant customers; technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, healthcare; changes in business strategy or development plans; the ability to attract and retain qualified personnel, including physicians and nurses; our significant indebtedness; the availability of suitable acquisition opportunites and the length of time it takes to accomplish acquisitions; our ability to integrate new businesses with our existing operations; the availability and terms of capital to fund the expansion of our business, including the acquisition of additional facilities; the impact of the computer problems with respect to two-digit codes not being able to properly recognize the year 2000 and related issues; and other factors referenced in this Form 8-K. GIVEN THESE UNCERTAINTIES, PROSPECTIVE INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. We disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to refelct future events or developments.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

     (a)   FINANCIAL STATEMENTS

           Not applicable

     (b)   PRO FORMA FINANCIAL STATEMENTS

           Not applicable

     (c)   EXHIBITS

           Exhibit 99.1:  Press Release, dated November 10, 1998

                              SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TENET HEALTHCARE CORPORATION



                              By:  /s/ RAYMOND L. MATHIASEN
                                  -------------------------
                                  Raymond L. Mathiasen
                                  Senior Vice President and
                                  Chief Accounting Officer

November 24, 1998

                 EXHIBIT INDEX


Number           Exhibit

99.1             Press Release, dated November 10, 1998